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EXHIBIT 3.2.     Bylaws of National Commerce Bancorporation
                        As Last Amended January 18, 1996
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                                   ARTICLE I.
                                 Identification
  Section 1.01. Name. The name of this Corporation shall be National Commerce Bancorporation.
  Section 1.02. Seal. The Corporation shall not be required to use a corporate seal.

  Section 1.03. Offices. The address of the principal office of the Corporation shall be One Commerce Square, Memphis, Tennessee 38150. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II.
                                  Shareholders

  Section 2.01. Place of Meetings. Meetings of shareholders may be held at such place, either within or without the State of Tennessee, as may be set by the Board of Directors pursuant to these Bylaws. In the absence of any such provision, all meetings shall be held at the principal office of the Corporation.

  Section 2.02. Annual Meeting. An annual meeting of the shareholders shall be held at such time as may be set by the Board of Directors pursuant to these Bylaws. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the Corporation.

  Section 2.03. Special Meetings. Special meetings of shareholders may be called by the Chairman of the Board, the Board of Directors or the holders of not less than one-tenth (1/10) of all the shares entitled to vote at such meeting by giving written instructions to the Secretary of the Corporation to call such meeting, stating the purpose or purposes of the proposed meeting and identifying those persons calling the meeting.

  Section 2.04. Notice of Meetings; Waiver. Written or printed notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered either personally or by mail by or at the direction of the Chairman of the Board or other officer or person or persons calling the meeting, to each share holder entitled to vote at the meeting. If mailed, such notice shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting and shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If delivered personally, such notice shall be delivered not less than five (5) nor more than sixty (60) days before the date of the meeting and shall be deemed delivered when actually received by the share holder. Notice to a shareholder shall not be required if that shareholder has, before or after the meeting, submitted a signed waiver of notice.

  Section 2.05. Record Date. For the purpose of determining shareholders entitled to notice of or entitled to vote at any meeting of

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shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the stock transfer books of the Corporation shall not be closed, but, in lieu thereof, the Board shall fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

  Section 2.06. Quorum. "Quorum" means a majority of the shares entitled to vote. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any of those present. The meeting may be adjourned despite the absence of a quorum.

  Section 2.07. Shareholder's Right to Vote. Every shareholder of record of the Corporation shall be entitled at each meeting of shareholders, and upon each proposal presented at such meeting, to one (1) vote for each share of stock standing in such shareholder's name on the books of the Corporation.

  Section 2.08. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Each fiduciary, including such acting as executor, administrator, guardian, committee, agent, or trustee, owning shares registered in such fiduciary's name as fiduciary, or in the name of another for the convenience of the fiduciary, may, in addition to exercising the voting rights vested in such fiduciary, waive notice of shareholders' meetings and execute and deliver or cause to be executed and delivered, a proxy or proxies in accordance with law to others for the voting of such shares.
Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.

  Section 2.09. Vote of Shareholders. Whenever any corporate action other than the election of directors is to be taken by vote of the shareholders, it shall, except as otherwise required or permitted by law, be authorized by a majority of the shares represented and entitled to vote thereon.

                                  ARTICLE III.
                        Corporate Directors and Officers

  Section 3.01. Board of Directors. The business affairs of the Corporation shall be managed by the Board, each of whom shall be at least eighteen (18) years of age and not more than seventy-two (72) years of age; provided, however, a director may be nominated by management for re-election and may continue to serve as a director until the meeting of the Board of Directors in January in the year in which such director's seventy-third (73rd) birthday occurs. Directors need not be shareholders and need not be residents of the State of Tennessee.

  Any director who shall have become ineligible for nomination by management of the Corporation for re-election by the shareholders as herein provided and who shall not have been so re-elected, may be elected by the Board of Directors as an honorary director or director emeritus, whose past

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service shall be duly and appropriately recognized and honored.  Such honorary director shall possess none of the usual privileges, rights or emoluments of regular members of the Board, except that he shall be entitled to such life insurance benefits as may be enjoyed by the regular directors, provided he is eligible therefor.

  Section 3.02. Number of Directors. The Board of the Corporation shall consist of twenty-five (25) natural persons. The Board shall be divided into three (3) classes as nearly equal in number as possible with each class serving staggered three-year terms, as provided in the Charter. The Board may decrease to three (3) the number of directors by amending these Bylaws, but such amendment shall require the vote of the majority of the entire Board. No decrease in the number of directors shall shorten the term of any incumbent director.

  Section 3.03. Election and Term of Directors. As provided in the Charter, directors shall be elected at the annual meeting of shareholders in the year in which the term of their respective class expires for terms of three (3) years. Directors shall be elected by a plurality of the votes cast in the election. Except as provided for in Section 3.01 hereinabove, each director shall hold office until the expiration of the term for which he is elected or until a successor shall be elected and qualified.

  Section 3.04. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason, including the removal of directors without cause, may be filled by vote of a majority of the directors then in office, although less than a quorum exists. Any directors so chosen shall hold office until the next election of the class for which the director shall have been chosen and until a successor shall be elected and qualified.

  Section 3.05. Removal of Directors. As provided in the Charter, any one (1) or more directors may be removed, either for cause or without cause, at any time, only by the affirmative vote of at least two-thirds of the entire Board of Directors.

  Section 3.06.  Directors' and Committee Meetings; Vote of the Directors.
(a) Place. Meetings of the Board, regular or special, may be held either within or without the State of Tennessee.
(b) Annual Meeting. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may properly be brought before the meeting shall be held each year immediately following the annual meeting of shareholders.
(c) Regular Meetings. The Board of Directors may by resolution provide for the time and place of other regular meetings, and no notice of such regular meetings need be given.
(d) Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or any five (5) directors. Special meetings of the Board shall be held upon notice sent by any usual means of communication not less than forty-eight (48) hours before the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not

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lawfully called or convened.  Notice of any meeting of the Board may be waived in writing signed by the person entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of adjournment does not exceed thirty (30) days in any one (1) adjournment.
(e) Meeting by Telephone. Members of the Board may participate in a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting. The directors shall be promptly furnished a copy of the minutes of the Board meetings.
(f) Definition of Quorum. "Quorum" means a majority of the total number of directors then in office. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any of those present. A meeting may be adjourned despite the absence of a quorum.
(g) Vote Required. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the vote of a greater number is required by law, the Charter or these Bylaws.
(h) Action by Written Consent. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if written consent, setting forth the action so taken, is signed by all the directors and filed with the minutes of the proceedings of the Board.
(i) Definition of "Board". For purposes of these Bylaws, the term "Board" means the governing Board of the Corporation, and the term "entire Board" means all the members of the Board then serving.

  Section 3.07. Committees of the Board. The Board, by a resolution adopted by a majority of the entire Board, may designate an Executive Committee, consisting of two (2) or more directors, and other committees consisting of two (2) or more persons, who may or may not be directors and may delegate to such committee or committees all such authority of the Board that it deems desirable. The Board may designate one (1) or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board. The designation of any such committee and the delegation thereto of authority shall not relieve any director of any responsibility imposed by law. The provisions of Section 3.06 of these Bylaws relating to the conduct of meetings of the Board shall govern meetings of the Executive and other Committees.

  Section 3.08.  Executive Committee.
(a) There shall be an Executive Committee composed of the Chairman of the Board and the President, who shall serve thereon without extra compensation during their continuance in office; and further composed of five (5) or more directors to be appointed by the Board. A majority of the members of the Executive Committee shall be composed of directors who are not employees of the Corporation.

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(b)  All authority of the Board is hereby delegated to the Executive Committee except that no such committee, unless specifically so authorized by the Board, shall have and exercise the authority of the Board to:
  (i)    Adopt, amend, or repeal the Bylaws;
  (ii) Submit to the shareholders any action that needs shareholder's authorization under the law;
  (iii)  Fill vacancies in the Board or any committee; or
  (iv)   Declare dividends or make other corporate distributions.
(c) The Board shall also appoint one of the members of the Executive Committee to serve as its Chairman, who shall preside at all meetings of the Executive Committee and shall perform such other duties as may be designated by the Executive Committee. The Chairman of the Executive Committee shall designate one (1) member of the Executive Committee as Vice Chairman of the Executive Committee, who shall preside at the Executive Committee meetings in the absence of the Chairman of the Executive Committee.
(d) The Executive Committee shall keep minutes of its meetings and report the same to the next meeting of the Board of Directors. The Chairman of the Executive Committee shall also report to the Board concerning any matters which the Executive Committee determines are appropriate for Board review.

     Section 3.09.  Audit Committee.
(a) There is hereby established by a majority of the entire Board of Directors an Audit Committee consisting of not less than four (4) nor more than seven
     (7) directors.
(b) The Audit Committee shall insure that an audit of the books and affairs of the Corporation and each of its subsidiaries shall be made at such time or times as the members of the Audit Committee shall choose.
(c) The Audit Committee shall elect its own Chairman, who shall preside at all meetings of the Audit Committee and shall perform such other duties as may be designated by the Audit Committee. The Chairman of the Audit Committee shall designate one (1) member of the Audit Committee as Vice Chairman of the Audit Committee, who shall preside at the Audit Committee meetings in the absence of the Chairman of the Audit Committee.
(d) The Audit Committee shall keep minutes of its meetings and report the same to the next meeting of the Board of Directors.

     Section 3.10.  Officers.
(a) The Corporation's officers shall be a Chairman of the Board, President, Secretary and Treasurer and such other officers as may be deemed necessary. Any two or more offices may be held by the same person, except the offices of President and Secretary. The officers of the Corporation may be designated by such additional titles as may be provided in the Charter or in these Bylaws or by the Board. The Chairman of the Board, the President, the Secretary, and the Treasurer shall be elected by the Board, and all other officers shall be appointed by the Chairman of the Board.
(b) All officers shall be elected at the meeting of the Board following the annual meeting of shareholders for terms not exceeding one (1) year. Each officer shall hold office until the expiration of the term for which

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he is elected and thereafter until his successor has been elected or appointed and qualified. The Board may require any officer to give security for the faithful performance of his duties.
(c) Any officer or agent may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 3.11. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation. He shall have general supervision over all officers and the business or affairs of the Corporation. Without limiting the generality of the foregoing, the Chairman of the Board:
(a) Shall have the right to employ and discharge all officers and agents of the Corporation except those officers who are required by law or by these Bylaws to be elected by the Board;
(b) Shall have the supervision of all financial matters pertaining to the Corporation and shall have the duties to prepare under his authority financial plans, budgets, reports or any other financial materials reasonably required by the business or affairs of the Corporation;
(c) Shall have, whenever the Corporation is the holder of record of shares of another Corporation, the authority to vote such shares and to execute proxies and written waivers and consents in relation thereto;
(d)  Shall, when present, preside over the meetings of the Board;
(e) Shall be an ex-officio member of all committees of the Board, except the Audit Committee, unless otherwise provided by resolution of the entire Board or by these Bylaws; and
(f) Shall have authority to represent to the Board that financial statements of the Corporation are correct.

     Section 3.12. President. The President shall have such duties and such authority as may be delegated to him by the Chairman of the Board. The President shall report to the Chairman of the Board. The President, in the absence of the Chairman, shall preside at all meetings of the Board.

     Section 3.13. Secretary. Due notice of all meetings of the shareholders and directors shall be given by the Secretary or by the person or persons calling such meeting. The Secretary shall report the proceedings of all meetings and shall perform all of the other duties appertaining to his office. In the absence of a Secretary, an Assistant Secretary shall perform the duties of the Secretary.

     Section 3.14. Vice Presidents. There may be such number of Vice Presidents as the Chairman of the Board shall choose. The Vice Presidents shall have such duties and authorities as shall be delegated to them by the Board or by the Chairman of the Board.

     Section 3.15. Treasurer. The Treasurer shall have the care, custody, control and handling of the funds and assets of the Corporation and shall render a full and detailed statement of the assets, liabilities and operations of the Corporation to the Chairman of the Board and the Board of Directors at its regular meetings.

     Section 3.16. Indemnification of Directors and Officers. The Corporation shall indemnify any person who is made a party to a suit by or

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in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, against amounts paid in settlement and reasonable expenses including attorneys' fees actually and necessarily incurred as a result of such suit or proceeding or any appeal therein to the extent permitted by and in the manner provided by the laws of Tennessee. The Corporation shall indemnify any person made or threatened to be made a party to a suit or proceeding other than by or in the right of any corporation of any type or kind, domestic or foreign, which any director or officer of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such suit or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best in terest of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that this conduct was un lawful, and to the extent permitted by, and in the manner provided by, the laws of Tennessee.

                                  ARTICLE IV.
                                 Capital Stock
  Section 4.01.  Certificates Representing Shares.
(a) The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board and the Secretary, who are hereby designated for that purpose. Either or both of such signatures upon a certificate may be facsimiles if the certificate is counter-signed by a transfer agent, or registered by a registrar, other than an officer or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.
(b) Each certificate representing shares shall include the following upon the face thereof: (i) that the Corporation is organized under the laws of the State of Tennessee; (ii) the name of the Corporation; (iii) the name of the person to whom issued; (iv) the number and class of shares, and the designation of the series, if any, which such certificate represents; (v) the par value of each share represented by such certificate.
(c) Such certificate may contain such other statement as may be lawful, and such certificate shall be in such form as shall be approved by the Board.

  Section 4.02. Board Regulations Regarding Stock. The Board from time to time may make such rules and regulations by resolution as it may deem expedient concerning the issue, transfer, and registration of stock.

                                  ARTICLE V.
                            Special Corporate Acts
  All checks, drafts, notes, bonds, bills of exchange, and orders for

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the payment of money of the Corporation; all deeds, mortgages, and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the Corporation shall, unless otherwise directed by the Board of Directors, be signed by the Chairman of the Board. The Board of Directors may, however, designate other officers, directors or employees of the Corporation to sign such instruments in the name of the Corporation and may authorize the use of facsimile signatures of any of such persons.

                                  ARTICLE VI.
                                  Fiscal Year
  The Corporation's fiscal year shall extend from January 1 to December 31 of each calendar year.

                                  ARTICLE VII.
                                   Amendments
  The Bylaws of the Corporation may be amended or repealed or additional Bylaws may be adopted by the Board by a vote of a majority of the entire Board.

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